Exhibit 99.1

Soulpower Acquisition Corporation (NYSE:SOUL) and SWB Holdings Announce Confidential Filing of Draft Registration Statement on Form S-4 with the SEC

NEW YORK, NY – December 30, 2025 - Soulpower Acquisition Corporation (NYSE:SOUL) (“Soulpower”), a financials-focused special purpose acquisition company, and SWB Holdings (“Pubco”), a newly formed Cayman Islands exempted company formed to be the publicly listed holding company of SOUL WORLD BANK™ and affiliates (“SOUL”), today announced that Pubco has confidentially submitted a draft registration statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”).

The confidential draft registration statement relates to the proposed business combination between Pubco, Soulpower and SWB LLC (“SWB”), which was previously announced on November 24, 2025. Pubco intends to apply to list its non-voting Class A ordinary shares on the New York Stock Exchange under the ticker symbol “SOUL” upon the closing of the business combination, The confidential submission of the draft registration statement allows the parties to engage with the SEC as part of its review process prior to publicly filing the registration statement. No public filing has yet been made, and the registration statement has not been declared effective by the SEC.

Justin Lafazan, Chief Executive Officer of Soulpower and SWB, said:

“My brothers and I are proud to announce this confidential submission of our S-4 and mark another critical milestone towards launching SOUL WORLD BANK™. We believe SOUL is uniquely positioned to unite old world markets with new world technologies like AI, stablecoins, and tokenization. Our team marches forward to build the most loved bank on earth.”

The completion of the proposed transaction remains subject to customary closing conditions, including the approval of Soulpower shareholders and the effectiveness of the registration statement, and other closing conditions set forth in the various transaction agreements.

Shares of Soulpower Acquisition Corporation will continue to trade on NYSE under the ticker “SOUL” until the Closing. Pubco will seek to trade under the same ticker symbol (NYSE:SOUL) following the Closing.

About Soulpower Acquisition Corporation

Soulpower Acquisition Corporation (NYSE: SOUL) is a publicly listed, financials-focused special purpose acquisition company that raised $250 million dollars in its upsized initial public offering, which was underwritten by Cantor Fitzgerald in April 2025.

About SWB LLC

SWB LLC is a newly formed Cayman Islands company established to launch SOUL WORLD BANK™ (“SOUL”) and to acquire various real world assets. SWB LLC is sponsored by The Lafazan Brothers LLC.

About SWB Holdings

SWB Holdings is a newly formed Cayman Islands company that upon the Closing will be the publicly traded holding company of SOUL WORLD BANK™ and its affiliates. SOUL WORLD BANK™ intends to offer a suite of international financial services and operate as a licensed international financial institution. SWB Holdings is intending to launch with a large asset portfolio held directly or indirectly by SWB, designed to provide both stable book value as well as an opportunity for asset tokenization and other financial engineering.

Additional Information about the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Pubco and SWB LLC intend to publicly file with the SEC a registration statement on Form S-4, which will include a preliminary proxy statement of Soulpower and a prospectus with respect to Pubco’s securities (the “Proxy Statement/Prospectus”), following completion of the SEC’s review of the confidential submission. After the registration statement is declared effective, a definitive Proxy Statement/Prospectus will be mailed to Soulpower shareholders as of a record date to be established for voting on the proposed transaction.

This press release does not contain all of the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, THE PRELIMINARY AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC, as these documents will contain important information about Soulpower, SWB, Pubco and the proposed business combination.

Once available, investors and security holders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or by directing a request to: Soulpower Acquisition Corporation, SOUL@crescendo-ir.com.

Participants in the Solicitation

Soulpower, SWB, Pubco and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Soulpower’s shareholders in connection with the proposed transaction. Information regarding the names of such persons and their interests in the proposed transaction will be included in the registration statement and Proxy Statement/Prospectus to be filed with the SEC.

No Offer or Solicitation

The information contained in this press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom.

Disclaimer

Past performance by Soulpower’s, SWB’s or Pubco’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Soulpower’s, SWB’s or Pubco’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Soulpower, SWB or Pubco will, or are likely to, generate going forward.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” with respect to Soulpower, SWB and Pubco. The expectations, estimates, and projections of the businesses of Soulpower, SWB and Pubco may differ from their actual results and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “anticipate,” “intend,” “may,” “will,” “could,” “should,” “potential,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and are subject, without limitation, to (i) known and unknown risks, including the risks and uncertainties indicated from time to time in the Soulpower IPO Prospectus, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Soulpower, SWB or Pubco, including, without limitation, the registration statement on Form S-4; (ii) uncertainties; (iii) assumptions; and (iv) other factors beyond Soulpower’s, SWB’s or Pubco’s’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are neither statements of historical fact nor promises or guarantees of future performance. Therefore, actual results may differ materially and adversely from those expressed or implied in any forward-looking statements, and Soulpower, SWB and Pubco therefore caution against placing undue reliance on any of these forward-looking statements.

Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination the Business Combination Agreement (the “BCA”); (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and the BCA; (3) the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of Soulpower or other conditions to closing the Business Combination; (4) SWB’s and Pubco’s ability to develop and manage their businesses, and the advantages and expected growth of SWB and Pubco; (5) the cash position of SWB and Pubco following Closing; (6) the inability to obtain or maintain the listing of Pubco’s securities on a stock exchange following the Closing; (7) the risk that the announcement and pendency of the Business Combination disrupts SWB’s and Pubco’s current plans and operations; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Pubco and SWB to develop and manage growth profitably and source and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws and regulations or political and economic developments; (11) the possibility that Pubco or SWB may be adversely affected by other economic, business and/or competitive factors; (12) Soulpower’s, SWB’s and Pubco’s estimates of expenses and profitability; (13) the amount of redemptions by Soulpower’s public shareholders; (14) the possibility that contractual counterparties that have committed to providing assets to SWB in connection with the Business Combination may not fulfil their obligations to SWB or that SWB may determine to terminate such agreements due to additional concerns identified in SWB’s diligence prior to the Closing or if the final independent third-party valuation of any such assets are less than SWB’s valuation of such assets, (15) the possibility that asset managers and other service providers to SWB may not fulfil their obligations following the Business Combination; (16) regulatory matters involving SOUL WORLD BANK ™ and the other businesses and operations to be conducted by Pubco following the Business Combination, and (17) other risks and uncertainties included in the “Risk Factors” section of the Soulpower IPO Prospectus, the registration statement on Form S-4 and other documents filed or to be filed with the SEC by Soulpower, SWB and Pubco. Many of these factors are outside of the control of Soulpower, SWB, and Pubco and are difficult to predict. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Soulpower, SWB and Pubco do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

Contacts

Investor Relations

SOUL@crescendo-ir.com

SWB

Justin Lafazan, Chairman & CEO

Justin@soulworldbank.com